Exhibit 99.1

MLC GUC Trust

2017 (Calendar Year) Administrative Costs Budget

December 2016

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2017
Governance Costs
Trust Monitor (FTI Consulting)	$227.0	$227.0	$182.0	$182.0	$818.0
Trust Administrator (Wilmington Trust)	357.7	357.7	357.7	357.7	1,430.8

Subtotal for Governance Costs	584.7	584.7	539.7	539.7	2,248.8

Financial Reporting & Claims Resolution
Alix Partners	96.0	96.0	96.0	96.0	384.0
ADR Legal Counsel	12.5	12.5	12.5	12.5	50.0
Claims Agent (Garden City Group)	34.0	36.0	30.0	32.0	132.0
Trust Corporate Counsel (Gibson Dunn) (Wind Down)	150.0	150.0	150.0	150.0	600.0
Trust Recall Matter Counsel (Gibson Dunn) (a)	500.0	500.0	500.0	500.0	2000.0

Subtotal for Financial Reporting & Claims Resolution	792.5	794.5	788.5	790.5	3,166.0

Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	85.0	85.0	85.0	85.0	340.0
External Auditor (Plante Moran)	22.0	110.0	5.0	5.0	142.0
Tax Advisor (Rick Zablocki)	12.0	20.0	20.0	13.0	65.0

Subtotal for Investment, Accounting & Tax Advisors	119.0	215.0	110.0	103.0	547.0

Other Expenses
Insurance Expense	62.2	62.2	62.2	62.2	248.8
US Trustee Fees	13.0	13.0	13.0	13.0	52.0
Contingency	500.0	500.0	500.0	500.0	2,000.0

Subtotal for Other Expenses	575.2	575.2	575.2	575.2	2,300.8

Total Wind Down Expense	$2,071.4	$2,169.4	$2,013.4	$2,008.4	$8,262.6

(a)	Line items attributable solely to additional costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.

MLC GUC Trust

2017 (Calendar Year) Reporting Costs Budget

December 2016

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2017
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0
Trust Administrator (Wilmington Trust)	325.0	325.0	325.0	325.0	1,300.0

Subtotal for Governance Costs	450.0	450.0	450.0	450.0	1,800.0

Trust Professionals
AlixPartners	306.0	306.0	306.0	306.0	1,224.0
Frazier & Deeter	49.0	49.0	60.0	42.0	200.0
Gibson Dunn	187.5	187.5	187.5	187.5	750.0
CohnReznick	31.9	58.4	15.5	73.1	178.9
Plante Moran	30.0	22.0	30.0	30.0	112.0
Crowell Moring	105.0	105.0	105.0	105.0	420.0

Subtotal for Trust Professionals	709.4	727.9	704.0	743.6	2,884.9

Other Expenses
RR Donnelly	25.0	25.0	25.0	25.0	100.0
Contingency	125.0	125.0	125.0	125.0	500.0

Subtotal for Other Expenses	150.0	150.0	150.0	150.0	600.0

Total Reporting Costs	$1,309.4	$1,327.9	$1,304.0	$1,343.6	$5,284.9